UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

August 11, 2026
Date of Report (date of earliest event reported)

Momentus Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39128	84-1905538
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1762 Automation Parkway San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)

(650) 564-7820
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock	MNTS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)          Dismissal of Independent Registered Public Accounting Firm

On August 10 2026, the Audit Committee of the Board of Directors (the “Audit Committee”) of Momentus Inc. (the “Company”) approved the dismissal of Frank, Rimerman + Co. LLP (“Frank, Rimerman”) as the Company’s independent registered public accounting firm, effective August 11, 2026.

Frank, Rimerman's report on the Company's consolidated financial statements as of and for the year ended December 31, 2025 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. Frank, Rimerman's report on the Company's consolidated financial statements as of and for the year ended December 31, 2024 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, but included an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern.

During the Company’s fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through August 11, 2026, there were no disagreements with Frank, Rimerman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Frank, Rimerman, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its report.

During the Company’s fiscal years ended December 31, 2025 and 2024 and the subsequent interim period through August 11, 2026, there were no reportable events of the type described in Item 304(a)(1)(v) of Regulation S-K, except that, as reported in Part II, Item 9A, Controls and Procedures, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, the Company identified a material weakness in its internal control over financial reporting related to misclassification errors in its accounting for certain matters. As subsequently disclosed in Item 9A, Controls and Procedures, of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “2025 Form 10-K”), the Company remediated this material weakness as of December 31, 2025, through the implementation of internal control enhancements and ongoing monitoring and testing. Please refer to the disclosure contained in Item 9A, Controls and Procedures, of the 2025 Form 10-K for additional information regarding such remediation. The Audit Committee discussed the reportable event described above with Frank, Rimerman, and the Company has authorized Frank, Rimerman to respond fully to the inquiries of Baker Tilly concerning this reportable event.

The Company provided Frank, Rimerman with a copy of the foregoing disclosure and requested Frank, Rimerman to furnish the Company with a letter addressed to the U.S. Securities and Exchange Commission (the “SEC”) stating whether it agrees with the statements made therein. A copy of such letter furnished by Frank, Rimerman is filed as Exhibit 16.1 to this Form 8-K.

(b)          Engagement of New Independent Registered Public Accounting Firm

On August 10, 2026, the Company’s Audit Committee appointed Baker Tilly US, LLP (“Baker Tilly”) as the Company’s new independent registered public accounting firm, effective upon execution of the engagement agreement with Baker Tilly. On August 12, 2026, the engagement agreement was executed by the Company and Baker Tilly, and Baker Tilly was engaged as the independent registered public accounting firm.

During the Company’s two most recent fiscal years and the subsequent interim period through August 11, 2026, neither the Company nor anyone on its behalf consulted with Baker Tilly regarding (i) the application of accounting principles to a specified transaction, either completed or proposed; the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided that Baker Tilly concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and its related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S‑K).

Item 9.01          Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Description
16.1	Letter from Frank, Rimerman + Co. LLP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

		By:	/s/ Lon Ensler
		Name:	Lon Ensler
Dated:	August 14, 2026	Title:	Chief Financial Officer